                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [SPAN AMERICA LOGO]

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                              POST OFFICE BOX 5231
                        GREENVILLE, SOUTH CAROLINA 29606

                  --------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                FEBRUARY 1, 2002

                 ----------------------------------------------


TO THE SHAREHOLDERS OF SPAN-AMERICA MEDICAL SYSTEMS, INC.

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Span-America Medical Systems, Inc. (the "Company"), will be held at the Company's headquarters at 70 Commerce Center, Greenville, South Carolina, on February 1, 2002, at 9:00 a.m., for the purpose of considering and acting upon the following matters:

         (1)      the election of three directors;

         (2) the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on December 6, 2001 as the record date for the determination of the shareholders entitled to notice and to vote at the Annual Meeting.

         YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. THE PROXY WILL BE RETURNED TO ANY SHAREHOLDER WHO IS PRESENT IN PERSON AND REQUESTS SUCH RETURN.

                                             By Order of the Board of Directors,

                                             /S/ Richard C. Coggins

                                             Richard C. Coggins
                                             Secretary
December 19, 2001
Greenville, South Carolina


                  PLEASE RETURN THE ENCLOSED PROXY IMMEDIATELY

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                              POST OFFICE BOX 5231
                        GREENVILLE, SOUTH CAROLINA 29606
                                 (864) 288-8877


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 1, 2002


SOLICITATION OF PROXIES

         This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors ("the Board") of Span-America Medical Systems, Inc. (the "Company"), to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held at 9:00 a.m. on February 1, 2002 at the Company's headquarters at 70 Commerce Center, Greenville, South Carolina. The approximate mailing date of these Proxy Materials is December 27, 2001.

VOTING AT THE ANNUAL MEETING

         Shareholders of record at the close of business on December 6, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on such record date, there were outstanding 2,517,400 shares of the Company's no par value common stock (the "Common Stock"). The Common Stock is the only class of voting securities of the Company. Holders of shares of Common Stock are entitled to one vote for each share held on December 6, 2001 (the "Record Date") on all matters presented for action by the shareholders. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company as of the Record Date is necessary to constitute a quorum at the Annual Meeting. All shares represented by valid proxies received prior to the Annual Meeting and not revoked before they are exercised will be voted in accordance with specifications thereon. If no contrary instructions are indicated, all shares represented by a proxy will be voted FOR the election to the Board of Directors of the Nominees described herein, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting or any adjournment thereof.

         Shares will be tabulated by inspectors of election appointed by the Company, with the aid of the Company's transfer agent. The inspectors will not be directors or nominees for director. The inspectors shall determine, among other things, the number of shares represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, determine the result, and do such acts as are proper to conduct the election and vote with fairness to all shareholders. Directors are elected by a plurality of votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. In connection with the election of directors, broker non-votes are not counted for purposes of determining the votes cast for directors.

REVOCATION OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Span-America Medical Systems, Inc., Post Office Box 5231, Greenville, South Carolina 29606, Attention:
Secretary.


                              ELECTION OF DIRECTORS

         The number of the Company's directors is currently set at nine persons in accordance with the Company's Articles of Incorporation. As provided in the Company's Articles of Incorporation, the Board is divided into three classes of directors, with each class being comprised of three persons who serve three-year terms. Accordingly, as set forth below, management has nominated Thomas F. Grady, Jr., J. Ernest Lathem, M.D., and James M. Shoemaker, Jr. to serve as directors under terms which will expire at the earlier of the 2005 annual meeting of shareholders or when their successors are duly elected.

         Unless authority to vote with respect to the election of one or more nominees is "WITHHELD," it is the intention of the persons named in the accompanying proxy to vote such proxy for the election of the nominees set forth below. All of these nominees are United States citizens. In the event that any of the nominees for director should become unavailable to serve as director, which is not anticipated, the proxy holders named in the accompanying proxy will vote for other persons in their places in accordance with their best judgment. There are no family relationships among the directors and the executive officers of the Company.

         Directors will be elected by a plurality of votes cast at the Annual Meeting. The Company's Articles of Incorporation provide that cumulative voting is not available in the election of directors.

INFORMATION REGARDING NOMINEES FOR DIRECTOR AND CURRENT DIRECTORS

         The following table sets forth the names and ages of the three nominees for director and the directors who are continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a director of the Company.

                                                                             DIRECTOR
NAME                        AGE     POSITION OR OFFICE WITH THE COMPANY       SINCE
----                        ---     -----------------------------------       -----
                       Nominees for Director with Terms Expiring in 2005
Thomas F. Grady, Jr.        59              Director                           1975
J. Ernest Lathem, M.D.      68              Director                           1996
James M. Shoemaker, Jr.     69              Director                           1992

                                                                             DIRECTOR
NAME                        AGE     POSITION OR OFFICE WITH THE COMPANY       SINCE
----                        ---     -----------------------------------       -----
                          Continuing Directors with Terms Expiring in 2004

Richard C. Coggins          44     Director, Chief Financial Officer,          1993
                                     VP - Finance and Secretary
Robert H. Dick              58     Director                                    1999
James D. Ferguson           44     Director, President and                     1998
                                     Chief Executive Officer

                            Continuing Directors with Terms Expiring in 2003
B. Kenneth Bolt             59     Director                                    2000
Thomas D. Henrion           59     Director                                    1996
Douglas E. Kennemore, M.D.  69     Director                                    1975


BUSINESS EXPERIENCE OF NOMINEES AND DIRECTORS

         Mr. Grady joined Federal Paper Board Company, Inc. ("Federal") in 1971, serving in various sales and marketing management positions. He served as Vice President of Sales for Federal from 1990 to 1996 when Federal was acquired by International Paper Company. Following the acquisition, Mr. Grady served as Vice President of Sales with International Paper from 1996 until 2000. Mr. Grady retired from International Paper in September 2000.

         Dr. Lathem retired in 1993 after 28 years in the private practice of urological surgery in Greenville, South Carolina. He is a director of Southern National Corporation and one of its subsidiaries, BB&T of South Carolina. He has also served as a director of several closely held corporations.

         Mr. Shoemaker has been a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., since 1965 and concentrates his practice in corporate and securities law. Mr. Shoemaker also serves as a director of One Price Clothing Stores, Inc., Palmetto Bancshares, Inc., and Ryan's Family Steak Houses, Inc.

         Mr. Coggins joined the Company as Controller in 1986. He was elected Treasurer in January 1987, Vice President of Finance in January 1989, and Secretary and Chief Financial Officer in January 1990. He currently serves as the Company's Chief Financial Officer, Vice President - Finance and Secretary. Mr. Coggins was previously employed by NCNB National Bank in Charlotte, North Carolina from 1984 to 1986, where he served as Commercial Banking Officer and Metropolitan Area Director.

         Mr. Dick has served as president of R. H. Dick & Company, Inc., an investment banking and management consulting firm based in Wellington, Florida, since January 1998. From 1996 to early 1998, Mr. Dick was a partner with Boles, Knop & Company, Inc., an investment banking firm in Middleburg, Virginia. Prior to that, Mr. Dick served as President, Chief Executive Officer and Chief Financial Officer of Biomagnetic Therapy Systems, Inc. (1995-1996) and Pharmx, Inc. (1994-1995). Both companies were clients of Boles, Knop & Company. From 1982 until 1994, Mr. Dick served in various executive roles with Codman & Shurtleff, Inc., a subsidiary of Johnson & Johnson and a manufacturer of surgical instruments, implants, equipment, and other surgical products. Mr. Dick's positions with Codman included Director, Vice President - New Business Development, Vice President - U.S. Sales and Marketing, and Vice President - International. Mr. Dick also serves on the board of Valley Forge Scientific Corporation, which designs and manufactures bipolar electrosurgery equipment.

         Mr. Ferguson joined the Company as Materials Manager in 1990. He was promoted to Plant Manager of the Company's contract packaging business in 1992, Director of Contract Packaging in 1994, and Vice President of Operations in 1995. Mr. Ferguson was named President and Chief Executive Officer of the Company in 1996. From 1981 to 1990, Mr. Ferguson worked for C.B. Fleet in Lynchburg, Virginia, where he served in various manufacturing management positions, ending as Director of Manufacturing.

         Mr. Bolt has served as President of Banyan Senior Living Services (Banyan) since 1985. Banyan is a developer and manager of long-term care communities in the Southeast. The company currently manages eight senior living communities in three states and has two communities under development. Prior to joining Banyan, Mr. Bolt was employed from 1975 to 1985 by Daniel International and its successor, Fluor Corporation. While at Fluor, Mr. Bolt served in various management positions, including VP - Sales, VP - Procurement, VP - Project Support, and VP - Technical Services.

         Mr. Henrion became Executive-in-Residence at b-Catalyst, Inc. in April of 2001. b-Catalyst is a venture capital firm in Louisville, Kentucky which specializes in providing financing and infrastructure support for start-up companies. From 1999 until March 2001, Mr. Henrion served as President of EquiSource, LLC. EquiSource, which is a member of the UniStar group of companies, provides group purchasing and e-commerce services to the equine industry in the United States. Mr. Henrion also served as a consultant to Unified Foodservice Purchasing Co-op, LLC from March 1999 to March 2001. From 1980 to 1999, Mr. Henrion was President, Chief Executive Officer, and Director of FoodService Purchasing Cooperative, Inc. ("FSPC") in Louisville, Kentucky. FSPC provided equipment, food, packaging items, and financial services to quick-service restaurant operators including KFC, Taco Bell, Dairy Queen, and Pizza Hut. In March 1999, FSPC merged with the purchasing organization of Tricon Global Restaurants, Inc. to form Unified Foodservice Purchasing Co-op. Mr. Henrion also serves as a director for Brinly-Hardy Company, Inc.

         Dr. Kennemore retired in 1999 after 35 years in the private practice of neurosurgery in Greenville, South Carolina.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the 2001 fiscal year, the Board of Directors held 10 meetings. All directors attended at least 75% of the aggregate of (i) total board meetings and (ii) total meetings of committees on which such director served.

         The Audit Committee is comprised of Messrs. Shoemaker, Grady, and Dick. The Audit Committee met one time during the 2001 fiscal year. The Audit Committee reviews the scope and results of the audit by the independent auditors and the adequacy of the Company's system of internal accounting controls and procedures, proposes the appointment of the independent auditors subject to approval of the Board and approves the fees paid for services rendered by such auditors.

         The Compensation Committee is comprised of Messrs. Henrion, Grady, Lathem, and Shoemaker. The Compensation Committee met one time during the 2001 fiscal year. The Compensation Committee reviews and approves the remuneration of officers of the Company and reviews the overall compensation programs of the Company. The Compensation Committee's report is included below under "Board Compensation Committee Report on Executive Compensation."

         The Board does not have a standing nominating committee. The functions of the nominating committee are performed by the outside directors.

         The Executive Committee is comprised of Messrs. Henrion, Grady, Lathem, and Shoemaker. It met two times during fiscal year 2001. The Executive Committee serves in an advisory capacity to the senior management of the Company.


                               EXECUTIVE OFFICERS

         The following table sets forth all of the current executive officers of the Company and their respective ages, company positions and offices, and periods during which they have served in such positions and offices. There are no persons who have been selected by the Company to serve as its executive officers who are not set forth in the following table.

                                                                                       Company
Name                    Age         Company Offices Currently Held                  Officer Since
----                    ---         ------------------------------                  -------------

James D. Ferguson       44          President and Chief Executive Officer                1995
Robert E. Ackley        47          Vice President of Custom Products                    1995
Richard C. Coggins      44          Vice President of Finance, Secretary                 1987
                                      and Chief Financial Officer
Erick C. Herlong        31          Director of Operations                               2001
James R. O'Reagan       49          Vice President of R&D and Engineering                2001
Clyde A. Shew           44          Vice President of Medical Sales and Marketing        1996
Wanda J. Totton         46          Director of Quality                                  1995

         The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

         Mr. Ferguson's business experience is set forth above under "Business Experience of Nominees and Directors."

         Mr. Ackley joined the Company as Materials Manager in 1987. He was named Director of Consumer Sales in 1993, Vice President of Marketing in 1995, Vice President of Consumer Sales in 1996, and Vice President of Operations in 1998. Prior to joining the Company, Mr. Ackley worked in various operations management roles for Almay Cosmetics in North Carolina and C.B. Fleet in Virginia.

         Mr. Coggins' business experience is set forth above under "Business Experience of Nominees and Directors."

         Mr. Herlong joined Span-America in 1995 as Packaging Engineer. He became Production Manager in 1998 and Plant Manager in 2000. He was named Director of Operations in May 2001. Before joining Span-America, Mr. Herlong worked for Dixie-Narco, a division of Maytag Corporation, for two years in the positions of Technical Services Representative and Materials Management Specialist. Mr. Herlong graduated from Clemson University in 1993 with a B.S. degree in Packaging Science.

         Mr. O'Reagan joined the Company in August 2001 as Vice President of R&D and Engineering. From 1982 until 2001, Mr. O'Reagan worked for C.B. Fleet Company in Lynchburg, Virginia. While at Fleet, he served in various positions including Director of Engineering, Director of Operations, Director of Global Operations Planning and Engineering, and Director of Latin America and Global Manufacturing Planning. Mr. O'Reagan holds B.S. and M.S. degrees in Mechanical Engineering from the University of Virginia.

         Mr. Shew joined the Company as Director of Corporate Accounts in May 1996. He was promoted to Vice President of Medical Sales in October 1996 and Vice President of Medical Sales and Marketing in February 1998. From 1984 to 1996, Mr. Shew worked in various sales and marketing roles for Professional Medical Products, Inc. in Greenwood, South Carolina. His final position there was Director of Corporate Accounts, where he was responsible for contracting with multi-facility health care organizations in the United States.

         Ms. Totton joined the Company in 1987 as Quality Control Manager. She became Production Manager of the Company's contract packaging business unit in 1990. She was promoted to Director of Quality in 1995 and was named Director of Quality/R&D in 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The information set forth below is furnished as of December 14, 2001, with respect to Common Stock owned beneficially or of record by persons known to the Company to be the beneficial owner of more than 5% of the Common Stock as of the Record Date, each of the directors and nominees individually, the named officers included in the compensation table, and all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power with respect to such person's shares owned. All share amounts in the table include shares which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date. All percentages are calculated based on the total number of outstanding shares, plus the number of shares for the particular person or group which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date.

                                          AMOUNT/NATURE
NAME AND ADDRESS                          OF BENEFICIAL                     PERCENT
OF BENEFICIAL OWNER                          OWNERSHIP                      OF CLASS
-------------------                          ---------                      --------

         BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY'S COMMON STOCK
         ---------------------------------------------------------------

Douglas E. Kennemore, M.D.                  209,876 (1)                        8.3%
117 Rockingham Rd.
Greenville, SC  29607

Lawrence J. Goldstein                       175,847 (2)                        7.0%
Santa Monica Partners, LP
1865 Palmer Avenue
Larchmont, NY  10538

Dimensional Fund Advisors                   168,400 (3)                        6.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

DePrince, Race & Zollo, Inc.                158,305 (4)                        6.3%
201 S. Orange Avenue, Suite 850
Orlando, FL  32801-3413

Thomas D. Henrion                           142,508 (5)                        5.7%
124 North First Street
Louisville, KY  40202

                                          AMOUNT/NATURE
NAME AND ADDRESS                           OF BENEFICIAL                PERCENT
OF BENEFICIAL OWNER                          OWNERSHIP                 OF CLASS
-------------------                       --------------               --------

                                      DIRECTORS AND NOMINEES
                                      ----------------------
B. Kenneth Bolt                               2,000                          *
Richard C. Coggins                           52,050  (6)                  2.0%
Robert H. Dick                                8,000                          *
James D. Ferguson                            59,751  (7)                  2.3%
Thomas F. Grady, Jr.                         34,595  (8)                  1.4%
Thomas D. Henrion                           142,508  (5)                  5.7%
Douglas E. Kennemore, M.D.                  209,876  (1)                  8.3%
J. Ernest Lathem, M.D.                       21,043                          *
James M. Shoemaker, Jr.                      30,000  (1)                  1.2%

                                          NAMED OFFICERS
                                          --------------

James D. Ferguson                            59,751  (7)                  2.3%
Robert E. Ackley                             41,888  (9)                  1.6%
Richard C. Coggins                           52,050  (6)                  2.0%
James R. O'Reagan                             1,000                          *
Clyde A. Shew                                29,900 (10)                  1.2%

                             DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
                             -------------------------------------------

All Directors and Executive                 659,759                      24.4%
Officers of the Company as a
Group (14 persons)

----------------------

(1) The shares shown as beneficially owned by Dr. Kennemore and Mr. Shoemaker include, for each, 3,000 shares which are currently not outstanding but which are subject to options which are exercisable within 60 days of the Record Date.

(2) The figure shown as beneficially owned by Lawrence J. Goldstein of Santa Monica Partners, LP is based on current Securities and Exchange Commission filings (through December 18, 2001), the most recent of which was filed on April 21, 1998.

(3) The figure shown as beneficially owned by Dimensional Fund Advisors is based on Securities and Exchange Commission filings and information from the owner as of December 18, 2001.

(4) The figure shown as beneficially owned by DePrince, Race & Zollo, Inc. is based on Securities and Exchange Commission filings and information from the owner as of December 18, 2001.

(5) The shares shown as beneficially owned by Mr. Henrion include 12,500 shares owned by a trust for which Mr. Henrion is trustee.

(6) The shares shown as beneficially owned by Mr. Coggins include 37,300 shares which are currently not outstanding but which are subject to options held by Mr. Coggins which are exercisable within 60 days of the Record Date.

(7) The shares shown as beneficially owned by Mr. Ferguson include 52,500 shares which are currently not outstanding but which are subject to options held by Mr. Ferguson which are exercisable within 60 days of the Record Date.

(8) The figure shown as beneficially owned by Mr. Grady excludes 7,109 shares owned by his adult children. Mr. Grady disclaims beneficial ownership with respect to these shares. This figure also includes 3,000 shares which are currently not outstanding but which are subject to options held by Mr. Grady which are exercisable within 60 days of the Record Date.

(9) The shares shown as beneficially owned by Mr. Ackley include 34,000 shares which are not currently outstanding but which are subject to options held by Mr. Ackley which are exercisable within 60 days of the Record Date.

(10) The shares shown as beneficially owned by Mr. Shew include 26,500 shares which are not currently outstanding but which are subject to options held by Mr. Shew which are exercisable within 60 days of the Record Date.

         * Less than one percent.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the 2001, 2000, and 1999 fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and to each of the four other most highly compensated officers during fiscal year 2001 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM
                                                                                                 COMPENSATION
                                                                                                    AWARDS
                                                                                                 -----------
                                                              ANNUAL COMPENSATION                 SECURITIES
                                                   -------------------------------------------    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                                                     OTHER ANNUAL        OPTIONS/      COMPENSATION
DURING FISCAL 2001                       YEAR      SALARY ($)      BONUS ($)  COMPENSATION ($)      SARS (#)          ($)
---------------------------              ----      ----------      ---------  ----------------      --------      ------------

James D. Ferguson                        2001        167,014         29,963         (1)               6,000         6,391 (2)
President and CEO                        2000        157,560         39,330         (1)               5,000         5,124
                                         1999        150,750              0         (1)                   0         4,954

Robert E. Ackley                         2001        121,417         20,838         (1)               4,000         4,027 (3)
VP of Custom Products                    2000        114,667         25,987         (1)               3,000         3,859
                                         1999        109,750              0         (1)                   0         3,736

Richard C. Coggins                       2001        125,500         21,653         (1)               5,000         5,482 (4)
Chief Financial Officer                  2000        118,583         29,891         (1)               4,000         3,814
VP of Finance and Secretary              1999        112,750              0         (1)                   0         3,668

James R. O'Reagan                        2001         19,167         20,000         (1)              10,000        21,758 (5)
VP of R&D and Engineering                2000             --             --                              --            --
                                         1999             --             --                              --            --

Clyde A. Shew                            2001        129,312         27,511         (1)               4,000         5,611 (6)
VP of Medical Sales and Marketing        2000        122,156         30,081         (1)               3,000         4,269
                                         1999        116,125              0         (1)                   0         4,118

(1) Certain amounts may have been expended by the Company, which may have had value as a personal benefit to the Named Officers. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus for each person.

(2) This amount is comprised of (i) contributions of $4,175 to the Company's 401(k) plan by the Company on behalf of Mr. Ferguson to match pre-tax deferral contributions, all of which is vested, (ii) $1,031 in benefits earned under the Company's 2000 Restricted Stock Plan, and
         (iii) $1,185 in annual premiums paid by the Company on behalf of Mr. Ferguson for life insurance not generally available to all Company employees.

(3) This amount is comprised of (i) contributions of $3,035 to the Company's 401(k) plan by the Company on behalf of Mr. Ackley to match pre-tax deferral contributions, all of which is vested, and (ii) $992 in annual premiums paid by the Company on behalf of Mr. Ackley for life insurance not generally available to all Company employees.

(4) This amount is comprised of (i) contributions of $3,138 to the Company's 401(k) plan by the Company on behalf of Mr. Coggins to match pre-tax deferral contributions, all of which is vested, (ii) $1,495 in benefits earned under the Company's 2000 Restricted Stock Plan, and
         (iii) $849 in annual premiums paid by the Company on behalf of Mr. Coggins for life insurance not generally available to all Company employees.

(5) This amount is comprised of (i) relocation expenses of $20,000 and (ii) $1,758 in annual premiums paid by the Company on behalf of Mr. O'Reagan for life insurance not generally available to all Company employees. Mr. O'Reagan's salary of $19,167 as shown in the table reflects compensation from his hire date of August 1, 2001 through the Company's fiscal year end on September 29, 2001.

(6) This amount is comprised of (i) contributions of $3,233 to the Company's 401(k) plan by the Company on behalf of Mr. Shew to match pre-tax deferral contributions, all of which is vested, (ii) $1,163 in benefits earned under the Company's 2000 Restricted Stock Plan, and
         (iii) $1,215 in annual premiums paid by the Company on behalf of Mr. Shew for life insurance not generally available to all Company employees.

OPTION/SAR GRANTS IN FISCAL YEAR 2001

         The following stock options were granted during fiscal year 2001 to the Named Officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------
                                            PERCENT OF
                           NUMBER OF           TOTAL                                             POTENTIAL REALIZABLE VALUE AT
                           SECURITIES      OPTIONS/SARS    EXERCISE    MARKET                    ASSUMED RATES OF STOCK PRICE
                           UNDERLYING       GRANTED TO     OR BASE    PRICE ON                   APPRECIATION FOR OPTION TERM
                          OPTIONS/SARS     EMPLOYEES IN     PRICE      GRANT       EXPIRATION    -----------------------------
NAME                      GRANTED (#)       FISCAL YEAR     ($/SH)    DATE (1)        DATE        0% ($)   5% ($)    10% ($)
----                      ------------      ------------   --------   --------     ----------     ------   ------    -------

James D. Ferguson          6,000 (2)            9%          $5.41       $5.41       01/31/11        0      20,414     51,733

Robert E. Ackley           4,000 (2)            6%          $5.41       $5.41       01/31/11        0      13,609     34,489

Richard C. Coggins         5,000 (2)            8%          $5.41       $5.41       01/31/11        0      17,012     43,111

James R. O'Reagan         10,000 (2)           16%          $4.91       $4.91       06/21/11        0      30,879     78,253

Clyde A. Shew              4,000 (2)            6%          $5.41       $5.41       01/31/11        0      13,609     34,489

--------------------

(1) Based on the average of the high and low sales price per share on the grant date.

(2) The options shown become exercisable at the greater of 1,000 shares per year or 20% of the options granted per year, beginning July 1, 2001. In addition, the Plan contains certain customary conditions for the early expiration of the options.

OPTION/SAR EXERCISES AND YEAR-END VALUES

         The following table sets forth information with respect to the Company's Named Officers concerning the exercise of options during the 2001 fiscal year and unexercised options held as of the end of the 2001 fiscal year.

                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

                                                          NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                          OPTIONS/SARS AT FISCAL           IN-THE-MONEY OPTIONS/SARS
                           SHARES                               YEAR-END (#)               AT FISCAL YEAR-END  ($) (1)
                        ACQUIRED ON         VALUE       ---------------------------      -----------------------------
NAME                    EXERCISE (#)   REALIZED ($)(1)  EXERCISABLE   UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----                   -------------   ---------------  -----------   -------------      -----------     -------------
James D. Ferguson            0               0             41,200          21,100           $15,009         $17,366
Robert E. Ackley             0               0             24,500          14,500             8,439          12,210
Richard C. Coggins           0               0             27,300          17,200             8,559          14,340
James R. O'Reagan            0               0                  0          10,000                 0           2,100
Clyde A. Shew                0               0             17,000          14,500            11,371          12,210

-------

(1) The "value" of any option set forth in the table above is determined by subtracting the amount which must be paid upon exercise of the options from the market value of the underlying Common Stock as of the exercise date or the fiscal year-end date as applicable.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions with respect to the compensation of the Company's Named Officers are made by the four-member Compensation Committee of the Board comprised of Messrs. Henrion, Grady, Lathem, and Shoemaker. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's Named Officers are reviewed by the full Board. Set forth below is a report submitted by the Compensation Committee in its capacity as such addressing the Company's compensation policies for fiscal 2001 with respect to the Named Officers of the Company.

COMPENSATION COMMITTEE REPORT

General Compensation Policies with Respect to Named Officers

         The Compensation Committee does not maintain formal, written executive compensation policies. However, in general, the Committee has structured officer compensation so as to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative, responsibility and achievements, and assist the Company in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value.

         The Named Officers' overall compensation is intended to be consistent with the compensation paid to executives of companies similar in size and character to the Company, provided that the Company's performance warrants the compensation being paid. In determining the appropriate compensation, the Compensation Committee has utilized a combination of salary, incentive cash compensation, Company stock ownership and benefits. The Compensation Committee has also attempted to maintain an appropriate relationship between the compensation among the Named Officers and their relative levels of responsibility within the Company.

         Compensation paid to the Company's Named Officers in fiscal year 2001, as reflected in the foregoing compensation tables, consisted of the following elements: base salary, bonus, matching contributions paid with respect to the Company's 401(k) plan, and certain benefits. Payments under the Company's 401(k) plan are made to all employees on a non-discriminatory basis.

Relationship of Performance to Executive Compensation

         The Compensation Committee believes that a significant portion of the Named Officers' compensation should be based on individual and corporate performance. The principal means through which the Company ties compensation to performance is through the Company's Management Bonus Plan (the "Bonus Plan"). Participants in the Bonus Plan include officers and members of the Company's senior management team. Pursuant to the Bonus Plan, prior to the beginning of each fiscal year the Board of Directors approves the Company's operating plan which contains target earnings projections for the coming year. The target earnings projections must provide a reasonable increase over the prior year's earnings and must be consistent with the Company's long-term growth goals. The Bonus Plan is structured so that each participant has an opportunity to earn bonuses equal to approximately 25% of his or her base salary if the Company reaches 100% of the target earnings performance. The percentage of salary potentially earned by each participant under the Bonus Plan ranges from 0% if the Company earnings are less than approximately 80% of the target earnings, to approximately 50% if the Company's earnings exceed approximately 140% of target earnings and if certain predefined individual goals are met. Approximately 40% of each participant's bonus earnings is contingent on achievement of these specific individual goals. These individual goals are determined by the chief executive officer and reviewed by the Compensation Committee.

         Options to purchase Company Common Stock are also granted periodically by the Compensation Committee to officers and members of the senior management team. The number of shares granted is based primarily on individual performance and, secondarily, on Company performance relative to the Company's operating and strategic plans.

Salaries, Cash Bonuses, Stock Option Grants, Incentive Payments

         The 2001 salary levels of the Company's Named Officers were determined on the anniversary date of the employee's last performance review and were based generally on the criteria set forth above. Each employee of the Company, including the Named Officers, is assigned a particular job grade level. The job grade level is determined by a quantitative scoring system which considers various factors under the major categories of job demands, knowledge, job content, and level of responsibility. A salary range has been assigned to each job grade level based on input from independent consultants and the Company's management. The salary levels of the Named Officers were based primarily on individual performance, overall Company performance and achievement of specific individual and corporate goals for the prior fiscal year. The salary levels of the Named Officers must fall within the designated salary ranges for the appropriate job grade level, pursuant to the Company's salary administration plan.

Compensation of the Chief Executive Officer During Fiscal 2001

         Mr. Ferguson's compensation is determined by the Compensation Committee using the same factors as those applied to other Company officers as described above.

Other Compensation Plans

         The Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the Named Officers have been permitted to participate. The Company has also adopted certain executive officer life and health insurance plans. The incremental cost to the Company of the chief executive officer's and Named Officers' benefits provided under these plans (which is not set forth in any of the tables) totaled less than 10% of their cash compensation in fiscal year 2001. Benefits under these plans generally are not directly or indirectly tied to Company performance.

                                        Submitted by the Compensation Committee

                                        Thomas D. Henrion
                                        Thomas F. Grady, Jr.
                                        J. Ernest Lathem, M.D.
                                        James M. Shoemaker, Jr.


COMPENSATION OF NON-EMPLOYEE DIRECTORS

         Each director of the Company who is not also an officer of the Company receives an annual fee of 1,000 shares of unregistered Common Stock plus a per diem fee of $1,000 for each Board meeting and committee meeting attended. In addition, each non-officer director receives a fee of $500 for participating in board or committee meetings held by telephone conference call. The Chairman of the Board receives 2,000 shares of unregistered Common Stock plus the same per diem and conference call fees described above. Including the value on the date of receipt of the Common Stock received in January 2001, no director received more than $22,500 in fiscal 2001 for his services as a director.

         Directors who are also employees of the Company do not receive compensation for their services as directors.

                                PERFORMANCE GRAPH

         The following graph sets forth the performance of the Company's Common Stock for the five-year period from September 28, 1996, through September 29, 2001, compared to the Russell 2000 Index and a peer group index. The peer group index was prepared by an unaffiliated third party and is comprised of all exchange-listed companies having the standard industry classification code 3842 (which relates to medical products and supplies). The companies included in the peer group index are shown below. All stock prices reflect the investment of cash dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG SPAN-AMERICA MEDICAL SYSTEMS, INC.,
                    A PEER GROUP, AND THE RUSSELL 2000 INDEX

                                   [CHART]

                                                        FISCAL YEAR ENDING
                                -----------------------------------------------------------------------
COMPANY/INDEX/MARKET            9/28/1996   9/27/1997   10/03/1998   10/02/1999   9/30/2000   9/29/2001
                                ---------   ---------   ----------   ----------   ---------   ---------
Span Amer Med                     100.00      134.35      119.85        75.17        88.82      120.36

Surgical Appliance & Supplies     100.00      118.39      132.72       136.09       199.54      220.75

Russell 2000 Index                100.00      133.16      107.84       126.77       154.36      119.86


                     COMPANIES INCLUDED IN PEER GROUP INDEX
                   STANDARD INDUSTRY CLASSIFICATION CODE 3842

Align Technology, Inc.     Allied Healthcare Products, Inc.   Alpha Pro Tech, Ltd.
American Medical Systems   ATS Medical, Inc.                  Bio-Vascular, Inc.
Biomet, Inc.               Cardima, Inc.                      Cardiogenesis Corporation
Chad Therapeutics, Inc.    Dexterity Surgical, Inc.           DHB Capital Group, Inc.
Exactech, Inc.             First Aid Direct, Inc.             Guardian Tech. Intnl., Inc.
Hanger Orthopedic Group    Hymedix, Inc.                      Inamed Corporation
Intuitive Surgical, Inc.   Invacare Corp.                     Isolyser Co., Inc.
Lakeland Industries, Inc.  Langer Biomechanics Group          Life Medical Sciences, Inc.
Lifestream Technologies    Mammatech Corporation              Med-Emerg International, Inc.
Medical Action Industries  Mentor Corporation                 Mine Safety Appliance Co.
Orthofix International NV  Possis Medical, Inc.               Respironics, Inc.
Sharp Compliance, Inc.     Smith & Nephew PLC ADS             Sonic Innovations, Inc.
Span-America Med. Sys.     Spectrum Labs, Inc.                Steris Corp.
Sulzer Medica Ltd. ADS     Symphonix Devices, Inc.            Vital Images, Inc.
Wilshire Technologies      Wright Medical Group               Zimmer Holdings, Inc.

                              CERTAIN TRANSACTIONS

         The law firm of Wyche, Burgess, Freeman & Parham, P.A., whose members include Mr. Shoemaker, a director of the Company, serves as general counsel to the Company. Fees paid to this law firm by the Company were less than one percent of the law firm's gross revenues during the firm's last fiscal year. The Company believes that the terms of its relationship with the law firm are at least as favorable as could be obtained from a third party.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the 2001 fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met.


                           AUDIT COMMITTEE INFORMATION

         The Board of Directors adopted a written Audit Committee Charter on June 7, 2000. A copy of the Charter was included as Appendix A to the Company's Proxy Statement for the annual meeting held on February 1, 2001. The Committee is comprised of three non-employee directors, all of whom are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

         In carrying out its responsibilities, the Committee has done the following:

         - Reviewed and discussed the audited financial statements for the year ended September 29, 2001, with the Company's management and independent auditors.

         - Discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

         - Received from the independent auditors written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and discussed with the auditors their independence from the Company and its management.

         Based on the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 29, 2001, for filing with the Securities and Exchange Commission.

         All members of the Audit Committee concur in this report.

James M. Shoemaker, Jr. (Chairman)
Robert H. Dick
Thomas F. Grady, Jr.


                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Elliott Davis, LLP as the independent certified public accountants for the Company for its 2002 fiscal year. Representatives of Elliott Davis, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. Elliott Davis, LLP became the Company's independent auditors and tax advisors in fiscal year 2000. Neither the firm nor any of its members has any relation with the Company except in the firm's capacity as auditors and tax advisors.

AUDIT FEES

         The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $40,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Elliott Davis, LLP for the most recent fiscal year.

ALL OTHER FEES

         The aggregate fees billed for professional services rendered by Elliott Davis, LLP, other than for the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for fiscal year 2001 were $12,800. These "Other Fees" are primarily related to the audit of the Company's employee benefit plans and preparation of the Company's federal and state income tax returns.

         The Audit Committee has considered whether the provision of any services described above under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Elliott Davis, LLP's independence.


                              SHAREHOLDER PROPOSALS

         Proposals by shareholders for consideration at the 2003 Annual Meeting of Shareholders must be received at the Company's offices at 70 Commerce Center, Greenville, South Carolina 29615 no later than August 31, 2002, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2003 Annual Meeting of Shareholders. Under the regulations of the Securities and Exchange Commission, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied.

         Shareholder proposals to be brought before the 2003 Annual Meeting of Shareholders must be submitted to the Company in proper written form and must be received by the Secretary of the Company at the above address no later than the close of business on December 3, 2002 and no earlier than the close of business on November 1, 2002, if any such proposals are to be eligible to be brought up and considered at the annual meeting.

                               PROXY SOLICITATION

COST OF SOLICITATION

         The Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with the solicitation. Proxies will be solicited principally by mail but may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company without additional compensation. The Company has also engaged Corporate Communications, Inc., in Nashville, Tennessee, to assist in investor relations activities, including distributing shareholder information and contacting brokerage houses, custodians, nominees and fiduciaries, for a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses.

BANKS, BROKERS AND OTHER CUSTODIANS

         Banks, brokers and other custodians are requested to forward proxy solicitation materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the Proxy Materials to beneficial owners of Common Stock.

                              FINANCIAL INFORMATION

         The Company's 2001 Annual Report containing financial statements reflecting the financial position and results of operations of the Company for the fiscal year ended September 29, 2001, is being mailed to shareholders with these Proxy Materials. THE COMPANY WILL ALSO PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF DECEMBER 6, 2001, WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED SEPTEMBER 29, 2001, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO SPAN-AMERICA MEDICAL SYSTEMS, INC., P.O. BOX 5231, GREENVILLE, SOUTH CAROLINA 29606 ATTENTION: RICHARD C. COGGINS.

                                  OTHER MATTERS

         Management of the Company is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

                                           By Order of the Board of Directors

                                           /s/Richard C. Coggins
                                           ---------------------
                                           Richard C. Coggins
                                           Secretary

December 19, 2001
Greenville, South Carolina

                                  SPAN-AMERICA
                             MEDICAL SYSTEMS, INC.

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.

                        ANNUAL MEETING, FEBRUARY 1, 2002

The undersigned shareholder of Span-America Medical Systems, Inc. (the "Company"), hereby revoking all previous proxies, hereby appoints THOMAS D. HENRION and JAMES D. FERGUSON, and each of them, the attorney of the undersigned with power of substitution, to vote all stock of the Company standing in the name of the undersigned upon all matters at the Company's Annual Meeting to be held at the Company's headquarters at 70 Commerce Center, Greenville, South Carolina, on Friday, February 1, 2002, at 9:00 a.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPAN-AMERICA MEDICAL SYSTEMS, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED ON THE REVERSE SIDE.
-------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Please sign this Proxy as your name or names appear hereon. If stock is held jointly, signatures should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?
-----------------------------------------  ------------------------------------
-----------------------------------------  ------------------------------------
-----------------------------------------  ------------------------------------
                 (TO BE CONTINUED AND SIGNED ON REVERSE SIDE.)

                        PLEASE SIGN, DATE AND MAIL YOUR
                        PROXY CARD AS SOON AS POSSIBLE.

                         ANNUAL MEETING OF SHAREHOLDERS
                       SPAN-AMERICA MEDICAL SYSTEMS, INC.

                                FEBRUARY 1, 2002



                Please Detach and Mail in the Envelope Provided


      Please mark your
A [X] votes as in this
      example.


               FOR ALL
               NOMINEES          WITHHELD

1. Election of    [ ]               [ ]              Nominees:
   Directors as
   set forth in                                      Thomas F. Grady, Jr.
   the accompanying Proxy Statement (except as       J. Ernest Lathem, M.D.
   marked to the contrary at right).                 James M. Shoemaker, Jr.

NOTE: If you do not wish your shares voted
"For" a particular nominee, strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


2. At their discretion upon such matters as may properly come before the meeting.

          Mark box at right if an address change or comment   [ ]
          has been noted on the reverse side of this card.

Shareholder sign here              Co-owner sign here             Date
                     -------------                   ------------     -------------

NOTE: Please be sure to sign and date this Proxy.